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EXHIBIT 16.1
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August 2, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N. W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 2, 2000 of Jostens, Inc. and are in agreement with the statements contained in paragraphs 4.(a)(i), (ii), (iii), and
(iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                   Very truly yours,

                                                   /s/ Ernst & Young LLP